Exhibit 99.1

Contacts:	Alfred Merriweather
Vice President and CFO
ViroLogic
(650) 635-1100

Carolyn Bumgardner Wang
WeissComm Partners
(415) 946-1065
carolyn@weisscommpartners.com

ViroLogic Announces First Quarter 2005 Financial Results

— Progress with oncology clinical studies and HIV pharmaceutical testing—

— Conference Call Today at 10:00 a.m. ET —

SOUTH SAN FRANCISCO, Calif., May 2, 2005 — ViroLogic, Inc. (Nasdaq: VLGC) today reported financial results for the first quarter ended March 31, 2005.

Revenue for the first quarter of 2005 of $10.0 million was a record for the Company and compares to revenue of $9.0 million for the first quarter of 2004. Revenue from the Company’s HIV patient testing products was $5.9 million in the first quarter of 2005 compared to $5.8 million in the first quarter of 2004. Revenue from the Company’s HIV pharmaceutical testing products was $2.9 million in the first quarter of 2005 compared to $2.9 million for the same period in 2004. Revenue from oncology and eTag™ collaborations was $0.5 million for the first quarter of 2005.

“Individualized medicine is a powerful multi-year trend that is transforming the way serious disease is managed. Our tests are helping make this important change in the treatment of disease a reality,” said William D. Young, Chairman and CEO of ViroLogic. “With a new class of HIV drugs emerging, our HIV business has the potential for accelerated growth in the years ahead. In addition, our eTag technology allows us to apply our experience with guiding personalized medicine for HIV patients to the larger opportunity of individualized cancer therapy. With these dual business drivers, we believe that we are well positioned to become a worldwide leader in personalized molecular diagnostics focused on infectious diseases and cancer therapies.”

For the first quarter of 2005, the net loss was $7.4 million, or $0.06 per common share, compared to a net loss of $1.2 million, or $0.02 per common share, for the same period in 2004. Included in the net loss for 2005 were substantial non-cash items related to the merger with ACLARA, which are described below. On a proforma basis, adjusted for these non-cash items, the net loss was $4.1 million, or $0.03 per share, in the first quarter of 2005 compared to $1.2 million, or $0.02 per share, in the same period of 2004.

Cash Resources

The Company had $74.9 million of cash, cash equivalents, short-term investments and restricted cash at March 31, 2005. The net change in these balances during the first quarter of 2005 was $4.3 million, including payment of approximately $5 million in transaction costs related to the merger with ACLARA and proceeds from the exercise of warrants amounting to $4.2 million. As previously indicated, we expect to end 2005 with approximately $60 million in cash, cash equivalents and investments.

Recent Corporate Highlights

•	Initiated a cancer biomarker study of AstraZeneca’s Iressa®, a selective epidermal growth factor receptor kinase inhibitor. ViroLogic, utilizing its proprietary eTag assays, has received and is in the process of testing approximately 150 tumor samples from lung cancer patients treated with Iressa to evaluate the effectiveness of these assays in targeting patients who would most likely benefit from Iressa.

•	Began testing in the first of three anticipated pharmaceutical customers’ large phase 3 clinical trials of a new class of entry inhibitor drugs. In addition, we continue to provide testing and monitoring of drug treatment responses for almost all of the pharmaceutical and biotechnology companies with HIV drug candidates under clinical development.

•	Completed the initial phase of consolidation of former ACLARA operations with relocation of approximately half of the technical staff from Mountain View to South San Francisco, with the remainder scheduled to be relocated in May 2005.

Outlook

In the remainder of 2005, ViroLogic expects steady progress in the HIV patient testing and pharmaceutical drug development businesses and expects to leverage its experience and infrastructure in infectious disease to oncology by validating eTag assays as predictive tools for targeted cancer therapies. With increased focus from the medical community and the FDA on the need for better targeting of drugs, especially for diseases such as cancer and HIV, we believe that the current and proposed evaluations of our eTag technology will help pave the way for its commercial introduction.

Specifically, the Company intends to accomplish the following:

HIV:

•	Growth in HIV pharmaceutical testing revenues in 2005 and 2006 driven by the selection of ViroLogic’s HIV Co-receptor Tropism assay to identify patients for, and to monitor response to, drug treatment during clinical trials for a new class of entry inhibitor drugs, specifically the CCR5 entry inhibitors. If successful in clinical trials, the approval of these drugs could provide a boost to future patient testing revenues;

•	Continue to grow HIV patient testing revenue for the full year, though seasonal variability may occur from quarter to quarter; and,

•	Develop clinical data for the Replication Capacity, Entry and Co-receptor Tropism assays to support the commercial launch of these products for the HIV patient testing business.

Oncology:

•	Complete the consolidation of all personnel and operations into our South San Francisco facilities in the first half of 2005;

•	Complete the study undertaken jointly with AstraZeneca to analyze approximately 150 Iressa-treated tumor samples and evaluate the capability of eTag assays to predict patient responsiveness;

•	Continue to perform clinical studies with multiple collaborators. We have, in our labs, approximately 700 patient tumor samples provided by collaborators for evaluation using eTag assays. These samples represent multiple cancer types from patients that have been treated with both approved drugs and drugs that are in development. We anticipate receiving a comparable number of additional patient tumor samples over the remainder of 2005 and are in discussions with over 20 institutions about collaborations on clinical studies. We expect to generate initial revenue from pharmaceutical collaborations in 2005, and we will continue working with several pharmaceutical and biotechnology companies evaluating eTag technology for drug discovery and development; and,

•	Prepare to launch our first commercial eTag assay in oncology, a test panel measuring activated EGF receptors related to approved targeted cancer therapies during 2006. To achieve this goal, the Company plans to:

1.	Transfer eTag assays from the research setting to our CLIA certified clinical laboratory, a process that is expected to be completed during 2005; and,

2.	Conduct independent validation and clinical studies with pharmaceutical companies and with clinical collaborators to establish the ability of eTag assays to correctly distinguish between responders and non-responders to specific drug therapies.

Merger-Related Costs and Proforma Results

As a result of the merger with ACLARA, there were several items that affected results for the quarter ended March 31, 2005 and were recorded as follows:

•	A “mark-to-market” adjustment to the liability established on closing of the merger for the potential payment on the Contingent Value Rights (CVRs) issued as part of the purchase consideration for ACLARA. This liability was valued at closing of the merger using a calculation based on a Black-Scholes valuation of the underlying CVR securities of $0.66 per CVR. Because, subsequent to the closing of the merger, an active trading market had been established, this liability was revalued based on the actual closing price of the CVRs on the OTC bulletin board, or $0.23 per CVR at December 31, 2004 and $0.31 at March 31, 2005. This revaluation led to a $5.3 million unfavorable adjustment to the liability in the first quarter of 2005 and this is reflected as non-operating expense in the statement of operations. Further revaluations will be done each quarter while the CVRs remain outstanding.

•	A favorable non-cash amount of $2.0 million for stock based compensation including the favorable impact in the quarter of variable accounting on all former ACLARA stock options as a result of the CVRs, recognition of expense based on the value of CVRs related to former ACLARA stock options that vested during the period, and amortization of deferred compensation.

We are reporting proforma results excluding these items to provide a clearer view of ongoing expenses without the impact of merger-related costs.

Conference Call Details

ViroLogic will host a conference call today at 10:00 a.m. Eastern Time. To participate in the live teleconference call (800) 638-4930 fifteen minutes before the conference begins. International callers please dial (617) 614-3944. Conference participant passcode is 27623488. Live audio of the call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and archived audio of the conference call will be available by following the appropriate links at http://www.virologic.com and clicking on the Investor Relations link. Following the live broadcast, a replay of the call will also be available at (888) 286-8010 or (617) 801-6888 for international callers, until May 12, 2005. The replay passcode is 41395767.

The information provided on the teleconference is only accurate at the time of the conference call, and ViroLogic will take no responsibility for providing updated information except as required by law.

About ViroLogic

ViroLogic is a biotechnology company advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious infectious diseases and cancer. The Company’s products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company’s technology is also being used by numerous biopharmaceutical companies to develop new and improved antiviral therapeutics and vaccines as well as targeted cancer therapeutics. More information about the Company and its technology can be found on its web site at www.virologic.com.

Forward Looking Statements

Certain statements in this press release are forward-looking, including statements regarding anticipated operating results and activities for 2005, the potential role for entry-inhibitor drugs in the management of HIV-infected patients, the trend toward individualized medicine and the results of yet-to-be completed clinical studies related to the effectiveness of our eTag assays as predictive tools for targeted cancer therapies. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to the development of future products; the performance of our products; our ability to successfully conduct clinical studies and the results obtained from those studies; whether larger confirmatory clinical studies will confirm the results of initial studies; whether the collaboration with AstraZeneca will yield favorable results regarding the predictive capability of eTag assays for responsiveness to Iressa; our ability to establish reliable, high-volume operations at commercially reasonable costs; our ability to successfully integrate the operations of ACLARA into our operations; our ability to realize cost savings from the merger with ACLARA; expected reliance on a few customers for the majority of our revenues; the annual renewal of certain customer agreements including those with Quest Diagnostics, Pfizer and GSK; competition from larger more established diagnostic providers; actual market acceptance of our products and adoption of our technological approach and products by pharmaceutical and biotechnology companies; our estimate of the size of our markets; our estimates of the level of demand for our products; the timing and ultimate size of pharmaceutical company clinical trials; whether payors will authorize reimbursement for our products; whether the FDA or any other agency will seek to regulate ViroLogic’s in house clinical laboratory testing; our ability to comply with FDA regulations in order to establish and maintain diagnostic kit manufacturing operations; whether we will encounter problems or delays in establishing and validating eTag assays within our clinical laboratory; whether we will encounter problems or delays in automating our processes or expanding our capacity; whether the intellectual property underlying the Company’s technology is adequate; whether we may be deemed to infringe on the intellectual property of others and whether licenses to third party technology will be available; whether ViroLogic is able to build brand loyalty and expand revenues; the potential impact of any payments under the CVRs on our common stock and capital resources; and whether ViroLogic will be able to raise sufficient capital when required. For a discussion of other factors that may cause ViroLogic’s actual events to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We do not undertake, and specifically disclaim any obligation, to revise any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

PhenoSense and eTag are trademarks of ViroLogic, Inc. Iressa is a registered trademark of AstraZeneca plc.

~financials to follow~

###

VIROLOGIC, INC.

SELECTED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2005	2004
	(Unaudited)
Revenue
Product revenue	$8,853	$8,640
Contract revenue	1,141	382

Total revenue	9,994	9,022

Operating costs and expenses:
Cost of product revenue	4,212	4,416
Research and development	4,106	1,393
Sales and marketing	2,563	1,958
General and administrative	1,702	2,080
Lease termination charge	—	433

Total operating costs and expenses	12,583	10,280

Operating loss	(2,589)	(1,258)
Interest and other income, net	535	10
CVR valuation adjustment	(5,306)	—

Net loss	(7,360)	(1,248)

Net loss per share, basic and diluted	$(0.06)	$(0.02)

Weighted average shares used in computing basic and diluted net loss per common share	117,353	53,137

Reconciliation of Proforma Results to GAAP
Net loss	$(7,360)	$(1,248)
Adjustments for non cash merger-related items:
CVR valuation adjustment	5,306	—
Stock based compensation	(2,006)	—

Proforma net loss	$(4,060)	$(1,248)

Proforma net loss per common share	$(0.03)	$(0.02)

Management believes that this proforma financial data supplements our GAAP financial statements by providing investors with additional information which allows them to have a clearer picture of the company’s operations, financial performance and the comparability of the company’s operating results from period to period. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Above, we have provided a reconciliation of the proforma financial information with the comparable financial information reported in accordance with GAAP.

VIROLOGIC, INC.

SELECTED BALANCE SHEET DATA

(In thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$8,106	$6,027
Short-term investments	66,470	72,821
Restricted cash	350	350
Accounts receivable	6,474	7,251
Prepaid expenses	824	838
Inventory	1,186	1,059
Other current assets	1,100	584

Total current assets	84,510	88,930

Property and equipment, net	8,501	8,369
Restricted cash	107	107
Developed product technology	192	198
Goodwill	8,282	8,282
Other assets	1,923	1,749

Total assets	$103,515	$107,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,018	$3,222
Accrued compensation	1,555	1,697
Accrued liabilities	2,512	6,993
Current portion of restructuring costs	1,841	2,519
Deferred revenue	958	546
Current portion of capital lease obligations	29	51
Current portion of loans payable	258	439

Total current liabilities	11,171	15,467

Long-term portion of capital lease obligations	32	36
Long-term portion of loans payable	292	311
Long-term portion of restructuring costs	1,587	1,710
Contingent value rights	20,666	15,269
Other long-term liabilities	354	359
Redeemable convertible preferred stock	1,810	1,810
Commitments
Stockholders’ equity:
Common stock	122	116
Additional paid-in capital	263,206	260,591
Accumulated other comprehensive income	(456)	(57)
Deferred compensation	(207)	(275)
Accumulated deficit	(195,062)	(187,702)

Total stockholders’ equity	67,603	72,673

Total liabilities and stockholders’ equity	$103,515	$107,635

(a)	The balance sheet data is derived from audited financial statements for the year ended December 31, 2004, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.